EX-16 FORMER ACCOUNTANTS LETTER


July 31, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Re:      Equity Technologies & Resources, Inc.
         Commission File Number: 33-20582

We were previously the independent accountants for the Company and on April 14, 2001, we reported on the financial statements of the Company for the years ended December 31, 2000 and 1999.

We have read Item 4 of the Current Report on Form 8-K of Equity Technologies & Resources, Inc. dated July 26, 2001 and we agree with the statements contained therein as they related to our firm.

Very truly yours,



HJ & Associates, LLC
Certified Public Accountants


July 31, 2001


Equity Technologies & Resources, Inc.
1050 Chinoe Road, Suite 304
Lexington, Kentucky 40502


Dear Sirs:

This is to confirm that the client-auditor relationship between Equity Technologies & Resources, Inc. (Commission File Number 33-20582) and HJ & Associates, LLC has ceased.

Sincerely,



HJ & Associates, LLC


cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 905
         450 Fifth Street, N.W.
         Washington, D.C.  20549